                                                                    Exhibit 4.21

                       WAIVER AND CONSENT WITH RESPECT TO
                         POST-PETITION CREDIT AGREEMENT

         This WAIVER AND CONSENT WITH RESPECT TO POST-PETITION CREDIT AGREEMENT
(this "Waiver") is dated as of October 9, 2002 and entered into by and among
KAISER ALUMINUM CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Parent Guarantor"), KAISER ALUMINUM & CHEMICAL
CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the
"Borrower"), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the
"Lenders"), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the "Agent") for the Lenders.

                                    RECITALS

         WHEREAS, the Parent Guarantor, the Borrower, the Lenders, and the Agent
have entered into that certain Post-Petition Credit Agreement dated as of
February 12, 2002 (as amended to date, the "Credit Agreement"; capitalized terms used in this Waiver without definition shall have the meanings given such terms in the Credit Agreement); and

         WHEREAS, pursuant to Section 9.2.4 of the Credit Agreement, the
Borrower has covenanted that it and its Subsidiaries, on a consolidated basis, will maintain a minimum EBITDA of not less than a specified amount for each period specified therein during the term of the Credit Agreement (the "Minimum
EBITDA Test"); and

         WHEREAS, the Borrower is considering shutting down, or ceasing operations indefinitely at, its Mead, Washington facility (the "Mead Shutdown");
and

         WHEREAS, as a result of the Mead Shutdown, the Borrower and its
Subsidiaries could incur certain charges aggregating up to $230,000,000 as follows: (i) a non-cash impairment charge of up to $145,000,000 associated with the fixed assets at the Mead facility; (ii) a charge for retiree medical, pension, and other benefits of up to $65,000,000, representing amounts that would be paid over an extended period of time (primarily after the expiration of the term of the Credit Agreement); and (iii) other non-cash charges (e.g. LIFO charges) of up to $20,000,000 (collectively, the "Mead Shutdown Charges"); and

         WHEREAS, the incurrence of the Mead Shutdown Charges would result in noncompliance by the Borrower and its Subsidiaries with the Minimum EBITDA Test for the test periods in which such charges would be included in EBITDA; and

         WHEREAS, the Borrower has requested that the Agent and Lenders waive any noncompliance with the Minimum EBITDA Test for the test periods ending
September 30, 2002 and December 31, 2002 and, if applicable, the test periods ending October 31, 2002 and November 30, 2002, but only to the extent that noncompliance therewith is attributable solely to the incurrence of the Mead
Shutdown Charges; and

         WHEREAS, the Borrower expects that QAL will either (i) make additional drawdowns under the existing Series X Bank Loan Agreements to which QAL is a party in an aggregate amount of up to $70,000,000 (the "Additional Series X
Financing") and borrow under one or more proposed Series Z Bank Loan Agreements to which QAL may become a party in an aggregate amount of up to $145,000,000
(the "Proposed Series Z Financing") or (ii) if such Additional Series X
Financing is not drawn and/or the Proposed Series Z Financing is not obtained, obtain additional cash Investments from each of the QAL joint venture participants, such cash Investments being on a pro rata basis based on each joint venture participant's ownership interest in QAL (such ratio being referred to as the "Pro Rata Share" or the "Pro Rata Basis," as appropriate), in an aggregate amount of up to $215,000,000, of which the Borrower's Pro Rata Share would be $43,000,000 (the "QAL Advances"), in lieu of the aforementioned third-party financings; and

         WHEREAS, pursuant to Section 9.2.20 of the Credit Agreement, the
Borrower, the Parent Guarantor and the Guarantors are prohibited from making cash Investments in, or incurring Contingent Liabilities on behalf of, QAL, except as reflected in the Financial Forecast or as otherwise permitted by the
Credit Agreement; and

         WHEREAS, the Credit Agreement and the Financial Forecast permit (i)
cash Investments in QAL of $27,000,000 and $46,000,000 in fiscal years 2002 and
2003, respectively, (ii) Contingent Liabilities of $14,000,000 in fiscal year
2002 in respect of QAL's Additional Series X Financing and (iii) subject to certain limitations, $10,000,000 per annum in cash Investments or Contingent
Liabilities permitted under Section 9.2.20(ii) of the Credit Agreement; and

         WHEREAS, QAL has not yet made additional drawdowns under the Additional
Series X Financing and, as a result, during the fiscal year 2002, the Borrower has made cash Investments in QAL in an amount equal to approximately
$33,000,000, of which $14,000,000 constitutes QAL Advances made in lieu of a drawdown under the Additional Series X Financing, as assumed in the Financial
Forecast; and

         WHEREAS, the Borrower has informed the Agent and the Lenders that, after taking into consideration the $10,000,000 per annum in cash Investments permitted under Section 9.2.20(ii) of the Credit Agreement, the Borrower is in
compliance with the Credit Agreement; and

         WHEREAS, the Borrower has informed the Agent and the Lenders that (i)
QAL may draw down the Additional Series X Financing and $75,000,000 of the
Proposed Series Z Financing in fiscal year 2002 and (ii) any such draws will directly reduce the Borrower's and Guarantors' future cash Investments in QAL;
and

         WHEREAS, the Borrower has requested that, notwithstanding Section
9.2.20(i) of the Credit Agreement, the Agent and the Lenders consent to either
(i) the Borrower's or any Guarantor's incurrence of Contingent Liabilities by guaranteeing the QAL Indebtedness proposed to be incurred pursuant to the
Proposed Series Z Financing or (ii) if QAL does not draw down the Additional
Series X Financing and/or obtain the Proposed Series Z Financing, the Borrower's or any Guarantor's making cash Investments in QAL pursuant to the QAL Advances;
provided that, the Borrower's and Guarantors' cash Investments in, and
Contingent Liabilities incurred on behalf of, QAL shall not exceed (a)
$56,000,000 (excluding amounts permitted under Section 9.2.20(ii) of the Credit
Agreement) made or incurred in fiscal year 2002, (b) $46,000,000 (excluding amounts permitted under Section 9.2.20(ii) of the Credit Agreement) made or incurred in fiscal year 2003 and (c) an aggregate of $87,000,000 (excluding amounts permitted under Section 9.2.20(ii) of the Credit Agreement) made or incurred in fiscal years 2002 and 2003; provided further that, any cash
Investments in, or Contingent Liabilities incurred on behalf of, QAL shall be on a Pro Rata Basis; and

         WHEREAS, the Agent and the Lenders have agreed to the aforementioned requested waiver and consent, subject to the terms and conditions herein; and

         WHEREAS, the Borrower, the Agent and the Lenders contemplate that an amendment to the Credit Agreement will be entered into by the parties thereto in the near future in order to incorporate the modifications effected hereby on a more permanent basis in the Credit Agreement (provided, however, that nothing set forth herein shall in any way be deemed an agreement by the Agent or the
Lenders to enter into any such amendment or waive any of Borrower's or any other
Obligor's obligations, covenants or agreements under the Credit Agreement or any other Loan Document except for the period and on the terms and conditions expressly set forth herein);

         NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

         Section 1 WAIVER OF NONCOMPLIANCE WITH MINIMUM EBITDA TEST.
Noncompliance with the Minimum EBITDA Test for the test periods ending September
30, 2002 and December 31, 2002 and, if applicable, the test periods ending
October 31, 2002 and November 30, 2002, is hereby waived to the extent such noncompliance is attributable solely to the incurrence of the Mead Shutdown
Charges, provided that (i) the Mead Shutdown Charges shall not exceed
$230,000,000 in the aggregate during the test periods ending September 30, 2002 and December 31, 2002, and, if applicable, the test periods ending October 31,
2002 and November 30, 2002, and (ii) the Borrower and its Subsidiaries shall maintain the minimum EBITDA set forth in Section 9.2.4 of the Credit Agreement for the test periods ending September 30, 2002 and December 31, 2002, and, if applicable, the test periods ending October 31, 2002 and November 30, 2002, after excluding all Mead Shutdown Charges for the respective test periods.

         Section 2 CONSENT TO QAL CASH INVESTMENTS/CONTINGENT LIABILITIES.
Notwithstanding Section 9.2.20(i) of the Credit Agreement, the Agent and the
Lenders hereby consent to either (i) the Borrower's or any Guarantor's incurrence of Contingent Liabilities by guaranteeing the QAL Indebtedness proposed to be incurred pursuant to the Proposed Series Z Financing or (ii) if
QAL does not draw down the Additional Series X Financing and/or obtain the
Proposed Series Z Financing, the Borrower's or any Guarantor's making cash
Investments in QAL pursuant to the QAL Advances; provided that, the Borrower's and Guarantors' cash Investments in, and Contingent Liabilities incurred on behalf of, QAL shall not exceed (a) $56,000,000 (excluding amounts permitted under Section 9.2.20(ii) of the Credit Agreement) made or incurred in fiscal year 2002, (b) $46,000,000 (excluding amounts permitted under Section 9.2.20(ii)
of the Credit Agreement) made or incurred in fiscal year 2003 and (c) an aggregate of $87,000,000 (excluding amounts permitted under Section 9.2.20(ii)
of the Credit Agreement) made or incurred in fiscal years 2002 and 2003;
provided further that, any cash Investments in, or Contingent Liabilities incurred on behalf of, QAL shall be on a Pro Rata Basis.

         Section 3 COSTS AND EXPENSES. As provided in Section 12.3 of the Credit
Agreement, the Borrower agrees to reimburse the Agent for all fees, costs and expenses, including the reasonable fees and out-of-pocket expenses of counsel or other advisors for advice, assistance, or other representation incurred in connection with this Waiver and Consent.

         Section 4 REPRESENTATIONS AND WARRANTIES OF PARENT GUARANTOR AND THE
BORROWER. Each of the Parent Guarantor and the Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

         A. POWER AND AUTHORITY. Each of the Parent Guarantor, Borrower and each other Obligor has all corporate or other organizational power and authority to enter into this Waiver and Consent and, as applicable, the Consent of Guarantors attached hereto (the "Guarantor Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the
Credit Agreement, after giving effect to this Waiver and Consent.

         B. DUE AUTHORIZATION, NON-CONTRAVENTION. The execution, delivery and performance by the applicable Obligor of this Waiver and Consent and the
Guarantor Consent and the performance of the obligations of each Obligor under or in respect of the Credit Agreement (after giving effect to this Waiver and
Consent and the Guarantor Consent) have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene such
Obligor's Organic Documents, (b) contravene any contractual restriction entered into after the Petition Date where such a contravention has a reasonable possibility of having a Materially Adverse Effect, or contravene any law or governmental regulation or court order binding on or affecting such Obligor, or
(c) result in, or require the creation or imposition of, any Lien on any of such
Obligor's properties.

         C. EXECUTION, DELIVERY AND ENFORCEABILITY. This Waiver and Consent and
the Guarantor Consent have been duly executed and delivered by each Obligor which is a party hereto or thereto and each constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with its respective terms.

         D. NO DEFAULT OR EVENT OF DEFAULT. After giving effect to this Waiver and Consent and the Guarantor Consent, no event has occurred and is continuing or will result from the execution and delivery of this Waiver and Consent and the Guarantor Consent that would constitute a Default or an Event of Default.

         E. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Waiver and Consent, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

         Section 5 CONDITIONS TO EFFECTIVENESS OF THIS WAIVER AND CONSENT. This
Waiver and Consent shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Parent Guarantor, the Borrower and the Required
Lenders, and counterparts of the Guarantor Consent have been delivered to the
Agent by the Parent Guarantor and each Subsidiary Guarantor.

         Section 6 EFFECT OF WAIVER; RATIFICATION. This Waiver and Consent is a
Loan Document. From and after the date on which this Waiver and Consent becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement after giving effect to this Waiver and Consent.
Failure of the Borrower to comply with the covenants and agreements in Sections
1, and 2 hereof shall constitute an Event of Default under the Credit Agreement.
Except as expressly waived hereby, the Credit Agreement and the other Loan
Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent Guarantor and the Borrower confirms that, after giving effect to this Waiver and Consent, each of the Loan Documents is in full force and effect.

         Section 7 APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT
OF THIS WAIVER AND CONSENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH
THIS WAIVER, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE
GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK; PROVIDED
THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL
LAW.

         Section 8 COMPLETE AGREEMENT. This Waiver and Consent sets forth the complete agreement of the parties in respect of any waiver to any of the provisions of any Loan Document. Except as expressly set forth in Sections 1 and
2 above, the execution, delivery and effectiveness of this Waiver and Consent do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.

         Section 9 CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Waiver and Consent may be executed by one or more of the parties to this Waiver and Consent on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has duly executed this
Waiver and Consent with Respect to Post-Petition Credit Agreement as of the date set forth above.

"PARENT GUARANTOR"                   KAISER ALUMINUM CORPORATION

                                     By:   /s/ David A. Cheadle
                                     Name:     David A. Cheadle
                                     Title:    Assistant Treasurer

"BORROWER"                           KAISER ALUMINUM & CHEMICAL CORPORATION

                                     By:   /s/ David A. Cheadle
                                     Name:     David A. Cheadle
                                     Title:    Assistant Treasurer

                                     BANK OF AMERICA, N.A.,
                                     as the Agent and a Lender

                                     By:   /s/ Robert M. Dalton
                                     Name:     Robert M. Dalton
                                     Title:    Vice President

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as a Lender

                                     By:   /s/ John L. Dale
                                     Name:     John L. Dale
                                     Title:    Duly Authorized Signatory

                                     FOOTHILL CAPITAL CORPORATION,
                                     as a Lender

                                     By:   /s/ E Kim
                                     Name:     Eunnie Kim
                                     Title:    Assistant Vice President

                                     THE CIT GROUP/BUSINESS CREDIT, INC.,
                                     as a Lender

                                     By:   /s/ Grant Weiss
                                     Name:     Grant Weiss
                                     Title:    Vice President

                                     MERRILL LYNCH BUSINESS FINANCIAL SERVICES
                                     INC., as a Lender

                                     By:   /s/ Michele Kovatchis
                                     Name:     Michele Kovatchis
                                     Title:    Director

                                     PNC BANK, NATIONAL ASSOCIATION,
                                     as a Lender

                                     By:   /s/ Sandra Sha Kenyon
                                     Name:     Sandra Sha Kenyon
                                     Title:    Vice President

                                     GMAC BUSINESS CREDIT, LLC,
                                     as a Lender

                                     By:   /s/ Thomas Brent
                                     Name:     Thomas Brent
                                     Title:    Vice President

                                     THE PROVIDENT BANK,
                                     as a Lender

                                     By:   /s/ Mary Sue Wolfer
                                     Name:     Mary Sue Wolfer
                                     Title:    Credit Officer

                              CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrower under the Credit Agreement and each other Loan Document and hereby (a) consents to the foregoing Waiver and Consent, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Waiver and Consent, the obligations of each of the undersigned Guarantors are not impaired or affected and the Parent
Guaranty and the Subsidiary Guaranty continue in full force and effect, and (c)
ratifies the Parent Guaranty or the Subsidiary Guaranty, as applicable, and each of the Loan Documents to which it is a party and further ratifies the Security
Interests granted by it to the Agent for its benefit and the benefit of the
Secured Parties.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

                                     AKRON HOLDING CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     ALPART JAMAICA INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINA AUSTRALIA CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER BELLWOOD CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINUM & CHEMICAL INVESTMENT,  INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINIUM INTERNATIONAL, INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINUM PROPERTIES, INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINUM TECHNICAL
                                     SERVICES, INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER FINANCE CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER JAMAICA CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER MICROMILL HOLDINGS, LLC

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER SIERRA MICROMILLS, LLC

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER TEXAS SIERRA MICROMILLS, LLC

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER TEXAS MICROMILL HOLDINGS, LLC

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     OXNARD FORGE DIE COMPANY, INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINUM CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer